UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2014

Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-189891 (1933 Act)	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01 in its entirety.
Property Acquisitions
Kroger — Bay City, MI — On September 24, 2014, ARCP KG Bay City MI, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole Operating Partnership V, LP (“CCPT V OP”), the operating partnership of Cole Credit Property Trust V, Inc. (the “Company”), entered into an agreement of purchase and sale with Sand Capital VI LLC, an Indiana limited liability company (the “KG Seller”), which is not affiliated with the Company, its advisor or affiliates (the “KG Purchase Agreement”). The Company and its affiliates maintain no material relationships with the KG Seller or its affiliates, other than in respect of the parties’ entry into the KG Purchase Agreement. Pursuant to the terms of the KG Purchase Agreement, CCPT V OP purchased a single-tenant retail building with approximately 65,000 square feet leased to The Kroger Co. of Michigan, a Michigan corporation, located in Bay City, Michigan (the “KG Property”), for a purchase price of approximately $6.5 million, exclusive of closing costs. The KG Property was constructed in 1994 and renovated in 2012.
Houma Crossing — Houma, LA — On September 25, 2014, ARCP MT Houma LA, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCPT V OP, entered into an agreement of purchase and sale with Houma Cross, Ltd., a Texas limited partnership (the “MT Seller”), which is not affiliated with the Company, its advisor or affiliates (the “MT Purchase Agreement”). The Company and its affiliates maintain no material relationships with the MT Seller or its affiliates, other than in respect of the parties’ entry into the MT Purchase Agreement. Pursuant to the terms of the MT Purchase Agreement, CCPT V OP purchased a multi-tenant retail building with approximately 186,000 square feet, which includes square feet of a building that is on land subject to a ground lease, located in Houma, Louisiana (the “MT Property”), for a purchase price of approximately $24.7 million, exclusive of closing costs. The MT Property was constructed in 2008 and is approximately 95% leased.
Walgreens — Various — On September 26, 2014, ARCP WG Portfolio I, LLC and ARCP WG Portfolio II, LLC, each a Delaware limited liability company and a wholly-owned subsidiary of CCPT V OP, entered into an agreement of purchase and sale with PENN 1031, LLC and WOOD 1031 LLC, each a Michigan limited liability company (collectively, the “WG Sellers”), which are not affiliated with the Company, its advisor or affiliates (the “WG Purchase Agreement”). The Company and its affiliates maintain no material relationships with the WG Sellers or their affiliates, other than in respect of the parties’ entry into the WG Purchase Agreement. Pursuant to the terms of the WG Purchase Agreement, CCPT V OP purchased 10 Walgreens locations, constituting approximately 148,000 square feet of single-tenant retail buildings, each leased to Walgreen Co., an Illinois corporation, or Walgreen Louisiana Co., a Louisiana corporation, and located across five states (the “WG Properties”), for an aggregate purchase price of approximately $52.5 million, exclusive of closing costs. The WG Properties were constructed between 2005 and 2007.
Amended Series C Loan
On March 18, 2014, CCPT V OP entered into a $10.0 million subordinate revolving line of credit with Series C, LLC, an affiliate of the Company’s advisor (“Series C”), as described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 18, 2014 (the “Series C Loan”). On September 24, 2014, CCPT V OP entered into a modification agreement with Series C in order to increase the maximum principal amount of the subordinate revolving line of credit to $60.0 million (the “Amended Series C Loan”). All other terms of the Series C Loan remain unchanged. The Amended Series C Loan has been approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties under the same circumstances. As of September 26, 2014, no amounts were outstanding under the Amended Series C Loan.
Walgreens Loan
In connection with the acquisition of the WG Properties, on September 26, 2014, CCPT V OP, through certain of its wholly-owned subsidiaries (collectively the “Borrowers”), assumed two mortgage loan agreements from the WG Sellers each with Capmark Bank, a Utah Industrial Bank (the “Lender”), in the aggregate principal amount of approximately $42.8 million (collectively, the “WG Loan”). The WG Loan is collateralized by 10 single-tenant commercial properties owned by the Borrowers, which were purchased for an aggregate collective purchase price of approximately $52.5 million, exclusive of closing costs. The WG Loan bears interest at a fixed rate of 5.66% per annum with interest payments due monthly. The principal amount will be due April 1, 2017, the maturity date.

The Borrowers generally do not have the right to prepay the WG Loan in whole, or in part, prior to February 1, 2017. There is no prepayment penalty due if the Borrowers elect to prepay the WG Loan in whole on or after February 1, 2017. The WG Loan is non-recourse to the Company and the Borrowers, but each is liable for customary non-recourse carve-outs. The WG Loan contains customary financial, affirmative and negative covenants and other customary events of default. Upon the occurrence of an event of default, interest on the WG Loan will accrue at an annual default interest rate equal to the lesser of 10.66% per annum or the highest rate permitted by the applicable law governing the WG Loan and any outstanding principal and interest would be payable on the demand of the Lender.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01 in its entirety.
CCPT V OP, through its wholly-owned subsidiaries mentioned above, acquired the KG Property, the MT Property and the WG Properties (each, a “Property,” and collectively, the “Properties”) from the KG Seller, the WG Sellers and the MT Seller (collectively, the “Sellers”) on September 24, 2014, September 25, 2014 and September 26, 2014, respectively. The principal provisions of the leases at the Properties are set forth in the following table:

Property	Major Tenant (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)	Effective Annual Base Rent per Square Foot (3)		Lease Term (4)
Kroger — Bay City, MI	The Kroger Co. of Michigan	64,608	100%	5/5 yr.	$408,444	$6.32		9/24/2014	–	11/30/2024
Houma Crossing — Houma, LA	Hob-Lob, Limited Partnership	56,676	30%	3/5 yr.	$453,408	$8.00		9/25/2014	–	6/30/2017
					$481,746	$8.50		7/1/2017	–	6/30/2022
	Kohl’s Department Stores, Inc.	— (5)	30% (6)	8/5 yr.	$170,000	$3.05	(6)	9/25/2014	–	1/31/2024
					$178,250	$3.20	(6)	2/1/2024	–	1/31/2034
Walgreen — Delavan, WI	Walgreen Co.	14,820	100%	10/5 yr.	$293,600	$19.81		9/26/2014	–	5/31/2031
Walgreen — Whiteville, NC	Walgreen Co.	14,820	100%	10/5 yr.	$312,500	$21.09		9/26/2014	–	12/31/2031
Walgreen — Salisbury, NC	Walgreen Co.	14,820	100%	10/5 yr.	$300,000	$20.24		9/26/2014	–	4/30/2031
Walgreen — Kokomo, IN	Walgreen Co.	14,820	100%	10/5 yr.	$250,000	$16.87		9/26/2014	–	1/31/2032
Walgreen — Richmond, IN	Walgreen Co.	14,820	100%	10/5 yr.	$350,000	$23.62		9/26/2014	–	12/31/2031
Walgreen — Baton Rouge, LA	Walgreen Louisiana Co.	14,820	100%	10/5 yr.	$356,450	$24.05		9/26/2014	–	2/28/2031
Walgreen —Sulphur, LA	Walgreen Louisiana Co.	14,820	100%	(7)	$279,900	$18.89		9/26/2014	–	1/31/2032
Walgreen — Houma, LA	Walgreen Louisiana Co.	14,490	100%	(7)	$319,400	$22.04		9/26/2014	–	2/28/2032
Walgreen — Lubbock, TX	Walgreen Co.	14,820	100%	(7)	$324,731	$21.91		9/26/2014	–	8/31/2031
Walgreen — San Antonio, TX	Walgreen Co.	14,490	100%	10/5 yr.	$589,000	$40.65		9/26/2014	–	4/30/2031

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.

(2)	Represents the number of renewal options and the term of each option.

(3)	Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any.

(4)
Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(5)	Subject to a ground lease.

(6)	Percentage of total rentable square feet and effective annual base rent per square foot calculated based on square feet of a building that is on land subject to a ground lease.

(7)
Lease continues for 50 years following the end of the non-cancelable portion of the lease term, provided that the tenant has the right to terminate the lease as of the last day of any month during such 50-year period upon 12-months prior notice.

The purchases of the Properties were funded with proceeds from the Company’s ongoing public offering of common stock and proceeds from the assumption of the WG Loan. In connection with the acquisitions, the Company paid an affiliate of Cole REIT Advisors V, LLC, its advisor, acquisition fees and expenses totaling approximately $2.1 million. Other than in respect of the Company’s acquisition of the Properties from the Sellers pursuant to the KG Purchase Agreement, MT Purchase Agreement and WG Purchase Agreement described above, the Company, its advisor, its directors, its officers and their respective associates and affiliates have no relationship with the Sellers and their affiliates.
In evaluating the Properties as potential acquisitions, including the determination of an appropriate purchase price to be paid for each Property, the Company considered a variety of factors, including the condition and financial performance of each Property, the terms of the existing leases and the creditworthiness of the tenants, property locations, visibility and access, age of each Property, physical conditions and curb appeals, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income and neighborhood growth patterns and economic conditions. The Company does not currently have plans to incur any significant costs to renovate, improve or develop the Properties, and the Company believes that the Properties are adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Amended Series C Loan and the WG Loan set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2014	COLE CREDIT PROPERTY TRUST V, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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